Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS A 38-PERCENT INCREASE IN FIRST QUARTER DILUTED EARNINGS PER SHARE

106 New Domestic Franchise Agreements Executed, a 51-percent increase

ROCKVILLE, MD. (May 4, 2017) - Choice Hotels International, Inc. (NYSE:CHH), one of the world's largest hotel companies, today reported its results for the three months ended March 31, 2017. Net income for the first quarter of 2017 was $28.7 million or $0.51 per diluted share, compared with $21.2 million or $0.37 per diluted share for the first quarter of 2016. First quarter adjusted earnings before income taxes, depreciation and amortization (EBITDA) was $56.4 million, compared with $45.6 million in the prior year first quarter, a 24-percent increase.

“Choice Hotels continues to be a leader in the hospitality industry, representing 1 in 10 hotels in the U.S. The success of our first quarter financial and development results builds on our 2016 momentum,” said Stephen P. Joyce, chief executive officer. “Our strategic focus to help increase franchisee profitability, grow our development pipeline, and strengthen our core business is reflected in our operating results, highlighted by our continued RevPAR growth and the 51-percent increase in new domestic franchise agreements from the first quarter 2016. More importantly, Choice is optimistic that these positive outcomes will continue for both our franchisees and shareholders.”

Highlights of the company’s first quarter 2017 results are as follows:

Overall Results

•	Diluted earnings per share (EPS) for the first quarter totaled $0.51, an increase of 38 percent from the first quarter of the prior year.

•	Net income totaled $28.7 million for the first quarter, an increase of 36 percent from the comparable period of the prior year.

•	Adjusted EBITDA from hotel franchising activities for the first quarter increased 15 percent from the prior year first quarter to $57.6 million.

•	Adjusted hotel franchising margins for the first quarter increased 300 basis points from the prior year first quarter to 64.6 percent.

Royalties

•	Domestic royalty fees for first quarter totaled $64.5 million, an increase of 6.6 percent from the first quarter of the prior year.

•
Domestic system-wide revenue per available room (RevPAR) increased 3.8 percent for the first quarter. Occupancy and average daily rates increased 100 basis points and 1.9 percent, respectively in the first quarter from the same period of 2016.

•
Domestic RevPAR performance for the first quarter of 2017 exceeded total industry results by 40 basis points and also exceeded growth reported by Smith Travel Research for the primary chain scale segments in which the company competes.

•	The Comfort brands and Sleep Inn recorded 30 and 34 consecutive months of RevPAR index gains, respectively, compared to its focused competition.

•	Effective royalty rate increased 17 basis points for the first quarter of 2017, compared to the same period of the prior year.

•
Domestic franchised hotels, as of March 31, 2017, increased 1.3 percent from March 31, 2016. Excluding the impact of our Comfort transformation strategy, our domestic franchised hotels on March 31, 2017, increased 3.0 percent from March 31, 2016.

•	Domestic and international rooms, as of March 31, 2017, increased 0.9 percent and 1.5 percent, respectively, from March 31, 2016.

Development

•	New, approved franchised hotel development contracts totaled 106 in the first quarter, an increase of 51 percent from the comparable period of the prior year.

•	New construction and conversion franchise agreements increased 153 percent and 24 percent, respectively, in the first quarter of 2017, compared to the first quarter of the prior year.

•
The Comfort brands and Sleep Inn represent nearly 70 percent of the company’s new construction franchise agreements, and the number of Comfort new construction agreements nearly doubled from the comparable period of the prior year.

•	The domestic new construction pipeline for the company’s Sleep Inn brand as of March 31, 2017, totaled 114 hotels, a 50-percent increase from March 31, 2016.

•	The company’s total domestic pipeline of hotels awaiting conversion, under construction or approved for development, as of March 31, 2017, increased 24 percent from March 31, 2016.

•	Domestic relicensing and contract renewal transactions totaled 116 for the three months ended March 31, 2017, an increase of 8 percent from the same period of 2016.

Use of Cash Flows

Dividends
During the three months ended March 31, 2017, the company paid cash dividends totaling approximately $12 million. Based on the current quarterly dividend rate of $0.215 per common share, the company expects to pay dividends of approximately $49 million during 2017.

Share Repurchases
The company did not repurchase shares of common stock under its share repurchase program during the three months ended March 31, 2017. The company currently has authorization to purchase up to 4.0 million additional shares under this program.

Hotel Development & Financing
Pursuant to its program to encourage acceleration of the growth of our upscale Cambria hotels & suites brand, the company advanced approximately $43 million in support of the brand’s development during the three months ended March 31, 2017. The company also recycled approximately $1 million of prior investments in Cambria development projects, resulting in net advances of $42 million for the current year. Advances under this program are primarily in the form of joint venture investments, forgivable key money loans, senior mortgage loans, development loans, mezzanine lending, and through the operation of a land-banking program. On March 31, 2017, the company had approximately $244 million reflected in its consolidated balance sheet pursuant to these financial support activities. With respect to lending and joint venture investments, the company generally expects to recycle these loans and investments within a five-year period.

Outlook
The company’s consolidated 2017 outlook reflects the following assumptions:
Consolidated Outlook

•	Net income for full-year 2017 is expected to range between $157 million and $160 million.

•	Adjusted EBITDA for full-year 2017 is expected to range between $292 million and $297 million.

•	The company’s second-quarter 2017 diluted EPS is expected to range between $0.75 and $0.77.

•	The company expects full-year 2017 diluted EPS to range between $2.78 and $2.84.

•	The effective tax rate is expected to be approximately 34 percent and 33 percent for the second quarter and full-year 2017, respectively.

•
Diluted EPS estimates are based on the current number of shares outstanding, and thus do not factor in any changes that may occur due to new equity grants or any further repurchases of common stock, under the company’s share repurchase program.

•
The EPS and consolidated Adjusted EBITDA estimates assume that we incur net reductions in Adjusted EBITDA related to non-hotel franchising activities at the midpoint of the range for these investments.

Hotel Franchising

•	Adjusted EBITDA from hotel franchising activities for full-year 2017 is expected to range between $297 million and $302 million.

•	Net domestic unit growth for 2017 is expected to range between approximately 2 percent and 3 percent.

•	RevPAR is expected to increase between 2 percent and 3 percent for the second quarter and range between 3 percent and 4 percent for full-year 2017.

•	The effective royalty rate is expected to increase between 12 and 14 basis points for full-year 2017 as compared to full-year 2016.

Non-Hotel Franchising Activities

•
Net reductions in full-year 2017 Adjusted EBITDA, relating to our non-hotel franchising operations, which primarily relate to SkyTouch and vacation rental activities are expected to range between approximately $4 million and $6 million.

Conference Call
Choice will conduct a conference call on Thursday, May 4, 2017, at 10:00 a.m. ET to discuss the company’s 2017 first quarter results. The dial-in number to listen to the call domestically is 1-855-638-5678 and the number for international participants is 1-920-663-6286. The conference call also will be webcast simultaneously via the company’s website, www.choicehotels.com. Interested investors and other parties wishing to access the call via the webcast should go to the website and click on the Investor Info link. The Investor page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 1:00 p.m. ET on Thursday, May 4, 2017, by calling 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and entering access code 3091150. In addition, the call will be archived and available on choicehotels.com via the Investor Info link.
About Choice Hotels
Choice Hotels International, Inc. (NYSE: CHH) is one of the world's largest hotel companies. With approximately 6,500 hotels franchised in more than 40 countries and territories, Choice Hotels International represents more than 500,000 rooms around the globe. As of March 31, 2017, 795 hotels were in our development pipeline. Our company's Ascend Hotel Collection®, Cambria® hotels & suites, Comfort Inn®, Comfort Suites®, Sleep Inn®, Quality®, Clarion®, MainStay Suites®, Suburban Extended Stay Hotel®, Econo Lodge®, Rodeway Inn®, and Vacation Rentals by Choice HotelsTM brands provide a spectrum of lodging choices to meet guests' needs. With more than 30 million members and counting, our Choice Privileges® rewards program enhances every trip a guest takes, with benefits ranging from instant, every day rewards to exceptional experiences, starting right when they join. All hotels and vacation rentals are independently owned and operated. Visit us at www.choicehotels.com for more information.

Forward-Looking Statements
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements.  These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management.  Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and future operations, among other matters.   We caution you not to place undue reliance on any such forward-looking statements.  Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements.  Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to development activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness.  These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports filed on Form 10-Q.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in this Press Release
Adjusted EBITDA, hotel franchising revenues, adjusted hotel franchising SG&A, Adjusted EBITDA from hotel franchising activities and adjusted hotel franchising margins are non-GAAP financial measurements. These measures should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by generally accepted accounting principles in the United States (“GAAP”), such as net income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these items to the most comparable GAAP financial measures. We discuss management’s reasons for reporting these non-GAAP measures below.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization: Adjusted EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, other (gains) and losses, equity in net income of unconsolidated affiliates and mark to market adjustments on non-qualified retirement plan investments. We consider adjusted EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use adjusted EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Mark to market adjustments on non-qualified retirement plan investments recorded in SG&A are excluded from EBITDA as the company accounts for these investments in accordance with accounting for deferred compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. These amounts are excluded from EBITDA as they can vary widely across reporting periods based on the performance of the investments and are not an indicator of the operating performance of the company.

Hotel Franchising Revenues, Adjusted Hotel Franchising EBITDA, Adjusted Hotel Franchising SG&A and Margins: The company reports hotel franchising revenues, adjusted hotel franchising EBITDA, adjusted franchising hotel SG&A and margins which exclude marketing and reservation system revenues; the SkyTouch Technology division; vacation rental activities including operations that provide Software as a Service (“SaaS”) technology solutions to vacation rental management companies; and revenue generated from the ownership of an office building that is leased to a third-party. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation system activities are excluded since the company is required by its franchise agreements to use the fees collected for marketing and reservation activities; as such, no income or loss to the company is generated. Cumulative marketing and reservation system fees not expended are recorded as a liability in the company’s financial statements and are carried over to the next year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are deferred and recorded as an asset in the company’s financial statements and recovered in future periods. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology and our vacation rental activities are excluded since they do not reflect the company’s core franchising business but are adjacent, complementary lines of business.

Contacts
Scott Oaksmith, SVP, Finance & Chief Accounting Officer
(301) 592-6659
Scott Carman, Director, Public Relations
(301) 592-6361

© 2017 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries			Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Year Ended December 31,
			Variance
	2017	2016 (1)	$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$68,989	$64,859	$4,130	6%
Initial franchise and relicensing fees	5,006	5,156	(150)	(3)%
Procurement services	6,476	5,796	680	12%
Marketing and reservation system	109,475	126,361	(16,886)	(13)%
Other	7,952	4,946	3,006	61%
Total revenues	197,898	207,118	(9,220)	(4)%

OPERATING EXPENSES:

Selling, general and administrative	32,846	35,119	(2,273)	(6)%
Depreciation and amortization	3,070	2,765	305	11%
Marketing and reservation system	109,475	126,361	(16,886)	(13)%
Total operating expenses	145,391	164,245	(18,854)	(11)%

Operating income	52,507	42,873	9,634	22%

OTHER INCOME AND EXPENSES, NET:
Interest expense	11,205	11,092	113	1%
Interest income	(1,264)	(839)	(425)	51%
Other (gains) losses	(897)	62	(959)	(1,547)%
Equity in net (income) loss of affiliates	2,080	2,180	(100)	(5)%
Total other income and expenses, net	11,124	12,495	(1,371)	(11)%

Income before income taxes	41,383	30,378	11,005	36%
Income taxes	12,639	9,215	3,424	37%
Net income	$28,744	$21,163	$7,581	36%

Basic earnings per share	$0.51	$0.38	$0.13	34%

Diluted earnings per share	$0.51	$0.37	$0.14	38%

(1) Results for the three months ended March 31, 2016 reflect the adoption of Accounting Standards Update Compensation-Stock Compensation (Topic 718):
Improvements to Employee Share-Based Payment Accounting ("ASU No. 2016-09") in the second quarter of 2016. ASU 2016-09 requires companies to recognize excess tax benefits and deficiencies as income tax expense or benefit in the income statement. Adoption of the standard required that the company retrospectively apply the requirement to the beginning of the year of adoption, January 1, 2016. As a result, the company has reduced its previously reported income tax expense for the first quarter of 2016 by $1.6 million.

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Consolidated Balance Sheets

(In thousands, except per share amounts)	March 31,	December 31,
	2017	2016
	(Unaudited)

ASSETS

Cash and cash equivalents	$187,472	$202,463
Accounts receivable, net	117,878	107,336
Other current assets	37,512	35,074
Total current assets	342,862	344,873

Fixed assets and intangibles, net	177,075	178,704
Notes receivable, net of allowances	123,878	110,608
Investments in unconsolidated entities	123,550	94,839
Investments, employee benefit plans, at fair value	18,755	16,975
Other assets	118,012	106,469
Total assets	$904,132	$852,468

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable	$59,090	$48,071
Accrued expenses and other current liabilities	67,933	81,184
Deferred revenue	145,833	133,218
Current portion of long-term debt	1,225	1,195
Total current liabilities	274,081	263,668

Long-term debt	862,389	839,409
Deferred compensation & retirement plan obligations	23,044	21,595
Other liabilities	37,105	39,145

Total liabilities	1,196,619	1,163,817

Total shareholders' deficit	(292,487)	(311,349)

Total liabilities and shareholders' deficit	$904,132	$852,468

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Three Months Ended March 31,

	2017	2016 (1)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$28,744	$21,163

Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	3,070	2,765
(Gain) loss on disposal of assets	—	9
Provision for bad debts, net	561	655
Non-cash stock compensation and other charges	3,681	3,354
Non-cash interest and other (income) loss	(301)	667
Deferred income taxes	(1,900)	6,198
Equity in net losses from unconsolidated joint ventures less distributions received	2,386	2,471

Changes in assets and liabilities, net of acquisition:
Receivables	(11,365)	(14,473)
Advances to/from marketing and reservation activities, net	(216)	(39,804)
Forgivable notes receivable, net	(4,483)	(6,464)
Accounts payable	9,203	(3,980)
Accrued expenses and other current liabilities	(25,048)	(24,521)
Income taxes payable/receivable	13,012	(1,788)
Deferred revenue	12,579	40,458
Other assets	(4,958)	(7,238)
Other liabilities	(751)	(842)

NET CASH PROVIDED BY (USED) IN OPERATING ACTIVITIES	24,214	(21,370)

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(4,718)	(5,306)
Investment in intangible assets	(2,088)	(162)
Proceeds from sales of assets	—	1,700
Acquisitions of real estate	—	(25,389)
Contributions to equity method investments	(31,610)	(4,293)
Distributions from equity method investments	510	67
Purchases of investments, employee benefit plans	(1,424)	(896)
Proceeds from sales of investments, employee benefit plans	843	363
Issuance of mezzanine and other notes receivable	(9,863)	(7,487)
Collections of mezzanine and other notes receivable	522	109
Other items, net	(4)	26

NET CASH USED IN INVESTING ACTIVITIES	(47,832)	(41,268)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings pursuant to revolving credit facilities	22,800	79,267
Principal payments on long-term debt	(153)	(318)
Purchases of treasury stock	(7,271)	(8,857)
Dividends paid	(12,139)	(11,612)
Proceeds from exercise of stock options	4,963	4,137

NET CASH PROVIDED BY FINANCING ACTIVITIES	8,200	62,617

Net change in cash and cash equivalents	(15,418)	(21)
Effect of foreign exchange rate changes on cash and cash equivalents	427	652
Cash and cash equivalents at beginning of period	202,463	193,441

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$187,472	$194,072

(1) Results for the three months ended March 31, 2016 reflect the adoption of ASU No. 2016-09, which requires companies to recognize excess tax benefits related to the exercise of share based awards as operating activities in the statement of cash flows. The company adopted this ASU in the second quarter of 2016 and elected to apply the ASU retrospectively. As a result, excess tax benefits totaling $1.6 million for the three months ended March 31, 2016 have been reclassified from cash flows from financing activities to cash flows from operating activities.

CHOICE HOTELS INTERNATIONAL, INC AND SUBSIDIARIES										Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Three Months Ended March 31, 2017			For the Three Months Ended March 31, 2016			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$87.03	58.5%	$50.90	$85.39	57.7%	$49.27	1.9%	80	bps	3.3%
Comfort Suites	93.40	65.1%	60.84	92.40	64.1%	59.26	1.1%	100	bps	2.7%
Sleep	79.20	60.0%	47.54	77.71	58.7%	45.61	1.9%	130	bps	4.2%
Quality	73.76	53.1%	39.20	72.23	52.2%	37.72	2.1%	90	bps	3.9%
Clarion	78.05	53.6%	41.83	75.90	50.1%	38.06	2.8%	350	bps	9.9%
Econo Lodge	57.33	48.6%	27.84	55.99	47.3%	26.46	2.4%	130	bps	5.2%
Rodeway	59.63	51.1%	30.49	57.77	51.0%	29.47	3.2%	10	bps	3.5%
MainStay	71.66	61.7%	44.21	72.91	57.9%	42.23	(1.7)%	380	bps	4.7%
Suburban	51.01	74.2%	37.82	48.28	73.0%	35.26	5.7%	120	bps	7.3%
Cambria hotel & suites	122.24	68.1%	83.26	NA	NA	NA	NA	NA		NA
Ascend Hotel Collection	117.29	51.3%	60.21	115.55	53.7%	62.01	1.5%	(240)	bps	(2.9)%

Total (1)	$78.41	56.1%	$43.98	$76.92	55.1%	$42.39	1.9%	100	bps	3.8%

			For the Quarter Ended
			3/31/2017	3/31/2016

System-wide effective royalty rate			4.55%	4.38%	(1)

(1) Totals for the three months ended March 31, 2016 have been revised from previous disclosures to include the operating statistics for the Cambria hotel & suites brand

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES								Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	March 31, 2017		March 31, 2016		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,103	85,583	1,143	88,294	(40)	(2,711)	(3.5)%	(3.1)%
Comfort Suites	566	43,740	566	43,669	—	71	0.0%	0.2%
Sleep	382	27,301	379	27,139	3	162	0.8%	0.6%
Quality	1,457	114,837	1,394	111,124	63	3,713	4.5%	3.3%
Clarion	161	22,159	172	23,893	(11)	(1,734)	(6.4)%	(7.3)%
Econo Lodge	845	52,113	853	52,784	(8)	(671)	(0.9)%	(1.3)%
Rodeway	558	32,103	519	28,931	39	3,172	7.5%	11.0%
MainStay	57	4,148	54	4,019	3	129	5.6%	3.2%
Suburban	59	6,598	59	6,634	—	(36)	0.0%	(0.5)%
Cambria hotel & suites	28	3,667	25	3,113	3	554	12.0%	17.8%
Ascend Hotel Collection	127	10,451	112	9,378	15	1,073	13.4%	11.4%

Domestic Franchises	5,343	402,700	5,276	398,978	67	3,722	1.3%	0.9%
International Franchises	1,151	112,672	1,169	110,984	(18)	1,688	(1.5)%	1.5%
Total Franchises	6,494	515,372	6,445	509,962	49	5,410	0.8%	1.1%

								Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION BY BRAND
DEVELOPMENT RESULTS -- DOMESTIC NEW HOTEL CONTRACTS
(UNAUDITED)

	For the Three Months Ended March 31, 2017			For the Three Months Ended March 31, 2016			% Change

	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	7	10	17	6	4	10	17%	150%	70%
Comfort Suites	8	—	8	2	—	2	300%	NM	300%
Sleep	11	2	13	2	—	2	450%	NM	550%
Quality	1	21	22	—	23	23	NM	(9)%	(4)%
Clarion	—	3	3	1	3	4	(100)%	0%	(25)%
Econo Lodge	—	7	7	—	14	14	NM	(50)%	(50)%
Rodeway	—	21	21	—	10	10	NM	110%	110%
MainStay	9	—	9	1	—	1	800%	NM	800%
Suburban	—	—	—	—	—	—	NM	NM	NM
Ascend Hotel Collection	1	4	5	1	1	2	0%	300%	150%
Cambria hotel & suites	1	—	1	2	—	2	(50)%	NM	(50)%

Total Domestic System	38	68	106	15	55	70	153%	24%	51%

											Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
DOMESTIC PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT
(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	March 31, 2017 Units			March 31, 2016 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%

Comfort Inn	40	96	136	35	84	119	5	14%	12	14%	17	14%
Comfort Suites	3	117	120	3	92	95	—	0%	25	27%	25	26%
Sleep Inn	2	114	116	—	76	76	2	NM	38	50%	40	53%
Quality	51	6	57	47	5	52	4	9%	1	20%	5	10%
Clarion	17	4	21	7	3	10	10	143%	1	33%	11	110%
Econo Lodge	25	4	29	26	4	30	(1)	(4)%	—	0%	(1)	(3)%
Rodeway	38	1	39	40	2	42	(2)	(5)%	(1)	(50)%	(3)	(7)%
MainStay	—	80	80	—	55	55	—	NM	25	45%	25	45%
Suburban	4	4	8	4	8	12	—	0%	(4)	(50)%	(4)	(33)%
Ascend Hotel Collection	34	23	57	27	20	47	7	26%	3	15%	10	21%
Cambria hotel & suites	5	56	61	5	39	44	—	0%	17	44%	17	39%

	219	505	724	194	388	582	25	13%	117	30%	142	24%

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES		Exhibit 8
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

HOTEL FRANCHISING REVENUES AND ADJUSTED HOTEL FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended March 31,
	2017	2016
Hotel Franchising Revenues:

Total Revenues	$197,898	$207,118
Adjustments:
Marketing and reservation system revenues	(109,475)	(126,361)
Non-hotel franchising activities	(2,555)	(2,029)
Hotel Franchising Revenues	$85,868	$78,728

Adjusted Hotel Franchising Margins:

Operating Margin:

Total Revenues	$197,898	$207,118
Operating Income	$52,507	$42,873
Operating Margin	26.5%	20.7%

Adjusted Hotel Franchising Margin:

Hotel Franchising Revenues	$85,868	$78,728

Operating Income	$52,507	$42,873
Mark to market adjustments on non-qualified retirement plan investments	$851	$(60)
Non-hotel franchising activities operating loss	2,105	5,656
Adjusted Hotel Franchising Operating Income	$55,463	$48,469

Adjusted Hotel Franchising Margins	64.6%	61.6%

ADJUSTED HOTEL FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES

(dollar amounts in thousands)	Three Months Ended March 31,
	2017	2016

Total Selling, General and Administrative Expenses	$32,846	$35,119
Mark to market adjustments on non-qualified retirement plan investments	$(851)	$60
Non-hotel franchising activities	(3,680)	(6,670)
Adjusted Hotel Franchising Selling, General and Administration Expenses	$28,315	$28,509

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")

(dollar amounts in thousands)
	Three Months Ended March 31,
	2017	2016

Net income	$28,744	$21,163
Income taxes	12,639	9,215
Interest expense	11,205	11,092
Interest income	(1,264)	(839)
Other (gains) losses	(897)	62
Equity in net (income) loss of affiliates	2,080	2,180
Depreciation and amortization	3,070	2,765
Mark to market adjustments on non-qualified retirement plan investments	851	(60)
Adjusted EBITDA	$56,428	$45,578

Hotel franchising	$57,553	$50,219
Non-hotel franchising activities	(1,125)	(4,641)
	$56,428	$45,578

ADJUSTED EBITDA FULL YEAR FORECAST

(dollar amounts in thousands)
	Range
	Estimated Adjusted EBITDA
	Fiscal Year 2017

Net income	$157,100	$160,500
Income taxes	77,400	79,000
Interest expense	47,300	47,300
Interest income	(4,500)	(4,500)
Gain on sale of assets	—	—
Other gains	(850)	(850)
Equity in net loss of affiliates	1,600	1,600
Depreciation and amortization	13,100	13,100
Mark to market adjustments on non-qualified retirement plan investments	850	850
Adjusted EBITDA	$292,000	$297,000

Hotel franchising	$297,000	$302,000
Non-hotel franchising activities	(5,000)	(5,000)
	$292,000	$297,000